UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2020

BAIN CAPITAL SPECIALTY FINANCE, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01175	81-2878769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street, 37th Floor, Boston, MA 02116
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 516-2000

____ N/A ____

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	BCSF	New York Stock Exchange

Item 2.02. Results of Operations and Financial Condition.

On May 4, 2020, Bain Capital Specialty Finance, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2020. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 – Other Events

On May 4, 2020, the Company issued a press release announcing a dividend in an aggregate amount of $0.41 per share, based on the number of shares outstanding as of May 4, 2020, for shareholders of record as of June 30, 2020, payable on July 30, 2020. If all rights issued in the Company's upcoming rights offering are exercised and an aggregate amount of 12,912,453 shares of the Company's common stock are issued pursuant to such rights offering, such dividend will be adjusted to $0.34 per share.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

99.1	Press Release, dated May 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Bain Capital Specialty Finance, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL SPECIALTY FINANCE, INC.

Date: May 4, 2020	By:	/s/ Michael Treisman
Name: Michael Treisman
Title: Secretary